Exhibit 10.97



                                 PROMISSORY NOTE

$643,197.16                                                        March 7, 1997

     FOR VALUE RECEIVED, the undersigned, promises to pay, ON DEMAND, to the order of Cogentrix Energy, Inc. (the "Lender"), at 9405 Arrowpoint Boulevard, Charlotte, North Carolinia 28273 the sum of SIX HUNDRED FORTY THREE THOUSAND ONE HUNDRED NINETY SEVEN and 16/100 Dollars ($643,197.16) with interest as set forth below.

     All unpaid principal due hereunder shall bear interest from March 7, 1997 (the date of advance) at the rate of six percent (6%) per annum. All unpaid principal and interest hereunder shall be due and payable ON DEMAND.

     The undersigned and all other parties who at any time may be liable hereon in any capacity, jointly and severally waive presentment, demand for payment, protest and notice of protest and notice of dishonor of this note, and authorize the holder hereof, without notice, to grant extensions in time of payment of any monies owing under this note.

     The undersigned shall pay attorney's fees as well as all costs and expenses actually incurred by the Holder hereof in enforcing its rights under this Promissory Note.

     This note may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

     This note shall be deemed to be a contract made under the laws of the State of New Jersey and shall be governed and construed in accordance with the laws of said State.

     IN WITNESS WHEREOF, this note has been executed, sealed and delivered on _____ __, 1998 effective as of the day and year first above written.

Witness:                                   Agro Power Development, Inc.


_____________________________              By:_________________________________
                                              Name:
                                              Title: